UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

R. R. Donnelley & Sons Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

R. R. Donnelley & Sons Company

35 West Wacker Drive

Chicago, Illinois 60601

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020

The following Notice of Change to Virtual Meeting Format supplements the Notice and Proxy Statement (the “Proxy Statement”) of R. R. Donnelley & Sons Company (the “Company”), filed with the Securities and Exchange Commission on April 10, 2020, provided to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 23, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

R. R. Donnelley & Sons Company

Notice of Change to Virtual Meeting Format

for Annual Meeting of Stockholders

to be held on May 14, 2020

Dear Stockholders:

Due to the public health impact of the coronavirus outbreak (“COVID-19”) and to support the health and well-being of our stockholders and employees NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of R. R. Donnelley & Sons Company (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 14, 2020 at 11:00 a.m. Central Time.  However, in light of public health concerns regarding the COVID-19 outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a holder of our Common Stock as of the close of business on March 27, 2020, the record date.

The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Central Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to login and test your Internet-connected device’s audio system. We encourage you to access the meeting in advance of the designated time.  For technical support before and during the Annual Meeting, please e-mail virtualmeeting@viewproxy.com or call 866-612-8937.

Attending the Virtual Meeting

You will be able to attend the Annual Meeting by logging in at http://viewproxy.com/RRDonnelley/2020/vm. Access to the Annual Meeting will be limited to stockholders of the Company who have registered in advance.  To register, please go to http://viewproxy.com/RRDonnelley/2020/ no later than 11:59 p.m. Central Time on May 11, 2020.  Upon submitting proof of stock ownership (“Proof of Ownership”) you will receive by e-mail a password and further information for accessing the Annual Meeting.

The following information will be required to establish your Proof of Ownership:

✓	If you are a registered holder, you may submit your name and address as it appears on your proxy card.

✓

If you hold your shares in “street name” (i.e., through an intermediary, such as a bank, broker or other nominee), you may scan and upload a copy of your voter instruction form, proxy card or broker statement OR your legal proxy obtained from your bank or broker.

NOTE: If you hold your shares in “street name” and wish to vote at the Annual Meeting, at registration you must provide a copy of your legal proxy.   Obtaining a legal proxy may take several days, or longer, and stockholders are advised to register as far in advance as possible.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voter instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any further action unless you wish to change your vote.

By Order of the Board of Directors

Deborah L. Steiner

General Counsel and Corporate Secretary

April 23, 2020

The Annual Meeting on May 14, 2020 at 11:00 a.m. Central Time will be accessible at http://viewproxy.com/RRDonnelley/2020/vm.  RRD’s 2020 Proxy Statement and 2019 Annual Report to Stockholders are available on the Company’s website at www.rrd.com/proxymaterials. Additionally, you may access our proxy materials at www.proxyvote.com.